UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34664 (Commission File Number)	43-1918951 (IRS Employer Identification No.)

700 Louisiana Street, Suite 2550, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Registration Rights Agreement

Following the closing of the Merger described in Item 2.01 below, Crestwood Equity Partners LP, a Delaware limited partnership (“CEQP”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers named on Schedule A thereto (collectively, the “Purchasers”) relating to the registered resale of (i) common units representing limited partner interests in CEQP (the “CEQP Common Units”) issuable upon conversion of CEQP’s preferred units representing limited partner interests in CEQP (the “CEQP Preferred Units”) and (ii) the CEQP Preferred Units, including PIK Units (as defined in the First Amendment described in Item 5.03 below). Pursuant to the Registration Rights Agreement, with respect to CEQP Common Units issuable upon conversion of the CEQP Preferred Units, CEQP has agreed to use its reasonable best efforts to (i) prepare and file a registration statement (the “Common Unit Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) within 15 business days following the closing date of the Merger and (ii) cause the Common Unit Registration Statement to be declared effective no later than 180 days after the initial filing of the Common Unit Registration Statement.

Also, pursuant to the Registration Rights Agreement, under certain limited circumstances, the Purchasers have the option, by providing written notice to CEQP (each a “Demand Notice”), to require CEQP to prepare and file a registration statement under the Securities Act (the “Preferred Unit Registration Statement”) to permit the public resale of the CEQP Preferred Units. Subject to certain limitations outlined in the Registration Rights Agreement, CEQP will file the Preferred Unit Registration Statement as soon as practicable, but in no event later than 30 days following receipt of a Demand Notice. CEQP has agreed to use its reasonable best efforts to cause the Preferred Unit Registration Statement to be declared effective as soon as practicable after its initial filing, but in any event no later than 180 days thereafter.

If (i) the Common Unit Registration Statement is not declared effective prior to such date as any CEQP Preferred Units convert into CEQP Common Units pursuant to the First Amendment or (ii) the Preferred Unit Registration Statement is not declared effective within 180 days of its initial filing (each a “Target Effective Date”), CEQP will pay liquidated damages to each holder of converted CEQP Common Units or CEQP Preferred Units, as applicable, at the rate of 0.25% of the Liquidated Damages Multiplier (as defined in the Registration Rights Agreement) per 30-day period, that shall accrue daily, for the first 60 days following such Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period.

In certain circumstances, the Purchasers will have piggyback registration rights as described in the Registration Rights Agreement.

Board Representation and Standstill Agreement

Following the closing of the Merger, CEQP and Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of CEQP (“CEQP GP”), entered into a Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”) with the Purchasers. Pursuant to the Board Representation and Standstill Agreement, CEQP and CEQP GP have agreed to permit the Purchasers, collectively, to have the option to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the full board of directors of CEQP GP (the “Board”), subject to certain exceptions described in the Board Representation and Standstill Agreement (the “Board Observation Rights”). The Board Observation Rights shall immediately terminate on the earlier of such date as the Purchasers no longer owning (i) at least 75% of the outstanding CEQP Preferred Units or (ii) a number of CEQP Preferred Units, which, on an as-converted to CEQP Common Unit basis, would be equal to 3.5% of the total number of CEQP Common Units then outstanding.

Also, pursuant to the Board Representation and Standstill Agreement, if after the Initial Distribution Period (as defined in the First Amendment), the Preferred Distribution Amount (as defined in the First Amendment) is not paid in full in cash for two consecutive calendar quarters, the Purchasers shall have the right to designate a person to serve on the Board, and CEQP and CEQP GP shall take all actions necessary or advisable to effect such designation. Such designation right will terminate upon the payment by CEQP of all accrued but unpaid distributions on the CEQP Preferred Units then outstanding.

In addition, the Board Representation and Standstill Agreement provides that until July 17, 2017, the Purchasers shall not, among other things: (i) enter into any transaction the effect of which would be to “short” any securities of CEQP; (ii) call (or participate in a group calling) a meeting of the limited partners of CEQP for the purpose of removing CEQP GP as general partner of CEQP or (iii) solicit any proxies or votes for or in support of (a) the removal of CEQP GP as general partner of CEQP or (b) the election of any successor general partner of CEQP, in each case without CEQP’s consent.

The foregoing descriptions of the Registration Rights Agreement and Board Representation and Standstill Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Midstream Amended and Restated Credit Agreement

On September 30, 2015, in connection with the Merger, Crestwood Midstream Partners LP, a Delaware limited partnership (“Midstream”), entered into an Amended and Restated Credit Agreement (the “Midstream Credit Agreement”) by and among Midstream, as borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Wells Fargo”), and certain other agents party thereto. The Midstream Credit Agreement provides for a five-year $1.5 billion revolving credit facility (the “Revolving Credit Facility”) for general corporate purposes, including, without limitation, the refinancing of indebtedness and other amounts owed under Midstream’s prior credit facility, the payment of fees and expenses relating to the Merger, distributions to CEQP in connection with the Merger to repay certain indebtedness of CEQP, and funding of acquisitions and investments. The Revolving Credit Facility has an accordion feature that will allow Midstream to increase the available borrowings under the facility by up to $350 million, subject to the lenders agreeing to satisfy the increased commitment amounts under the Revolving Credit Facility and the satisfaction of certain other conditions. In addition, the Revolving Credit Facility includes a sub-limit up to $25 million for same-day swing line advances and a sub-limit of up to $350 million for letters of credit.

The Midstream Credit Agreement contains customary covenants and restrictive provisions, including maintenance of (i) a consolidated total leverage ratio of not more than 5.50 to 1.00, (ii) an interest coverage ratio of not less than 2.50 to 1.00 and (iii) a senior secured leverage ratio of not more than 3.75 to 1.00.

Borrowings under the Revolving Credit Facility are generally secured by substantially all the assets of Midstream and its subsidiary guarantors, and loans thereunder (other than swing line loans) bear interest at Midstream’s option at either:

•                  the Alternate Base Rate, which is defined as the highest of (i) the federal funds rate plus 0.50% per annum; (ii) Wells Fargo’s prime rate; or (iii) the Eurodollar Rate adjusted for certain reserve requirements plus 1% per annum; plus a margin varying from 0.75% to 1.75% per annum depending on Midstream’s most recent consolidated total leverage ratio; or

•                  the Eurodollar Rate adjusted for certain reserve requirements plus a margin varying from 1.75% to 2.75% per annum depending on Midstream’s most recent consolidated total leverage ratio.

Swing line loans bear interest at the Alternate Base Rate as described above.  The unused portion of the Revolving Credit Facility is subject to a commitment fee ranging from 0.30% to 0.50% per annum according to Midstream’s most recent consolidated total leverage ratio. Interest on Alternate Base Rate loans is payable quarterly, or if the adjusted Eurodollar Rate applies, at certain intervals as selected by Midstream.

The Midstream Credit Agreement also provides for certain representations, warranties and affirmative covenants and negative covenants customary for transactions of this type.

The Midstream Credit Agreement provides that all obligations thereunder will, subject to certain terms and exceptions, be jointly and severally guaranteed by Midstream’s subsidiary guarantors described therein and by CEQP under an unsecured parent guaranty.

The Midstream Credit Agreement provides that all obligations thereunder and the guarantees (other than CEQP’s guaranty) will be secured by a lien on all assets and a pledge of all of the capital stock of Midstream’s material domestic restricted subsidiaries subject to certain terms and exceptions.

The foregoing description of the Midstream Credit Agreement and the Revolving Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

Contemporaneously with the closing of the Merger, on September 30, 2015, CEQP repaid in full and terminated its Amended and Restated Credit Agreement, dated as of February 2, 2011, as amended, amended and restated or otherwise modified after such date, among CEQP, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.  [On the Closing Date (as defined below), CEQP repaid $[11,200,000] of borrowings outstanding under its credit facility and all letters of credit outstanding as of such date were deemed to have been issued under the Midstream Credit Agreement.]

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 30, 2015 (the “Closing Date”), Midstream and CEQP jointly announced the completion of CEQP’s acquisition of Midstream.  Pursuant to an Agreement and Plan of Merger, dated as of May 5, 2015 (the “Merger Agreement”), by and among Midstream, Crestwood Midstream GP LLC (“Midstream GP”), CEQP, CEQP GP, CEQP ST SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of CEQP (“MergerCo”), MGP GP, LLC, a Delaware limited liability company and wholly owned subsidiary of CEQP (“MGP GP”), Crestwood Midstream Holdings LP, a Delaware limited partnership (“Midstream Holdings”), and Crestwood Gas Services GP LLC, a Delaware limited liability company and wholly owned subsidiary of Midstream GP (“CGS GP”), MergerCo, MGP GP and Midstream Holdings agreed to merge with and into Midstream with Midstream surviving the merger (the “Merger”).  CEQP completed the Merger following the approval of the Merger Agreement and the Merger by a majority of Midstream common unitholders and preferred unitholders (voting on an “as if converted” basis) entitled to vote and voting together as a single class on the Closing Date.

At the effective time of the Merger (the “Effective Time”), Midstream merged with MergerCo, MGP GP and Midstream Holdings, with Midstream surviving the merger as an indirect wholly owned subsidiary of CEQP.  Following the Merger and the related transactions provided for in the Merger Agreement and described in Item 1.01 above, Midstream GP is a wholly owned subsidiary of CEQP and continues to be the sole general partner of Midstream, and CEQP and CGS GP own a 99.9% limited partner interest and a 0.1% limited partner interest, respectively, in Midstream.  As a result of the Merger and pursuant to the Merger Agreement, each issued and outstanding common unit representing limited partner interests in Midstream (collectively, the “Midstream Common Units”), except for any Midstream Common Units owned by CEQP, CGS GP or their respective subsidiaries, was cancelled and converted into the right to receive 2.7500 CEQP Common Units and each issued and outstanding preferred unit representing limited partner interests in Midstream (the “Midstream Preferred Units”), except for any Midstream Preferred Units owned by CEQP or its subsidiaries, was cancelled and converted into the right to receive 2.7500 CEQP Preferred Units. The Midstream Common Units owned by CEQP, CGS GP and their respective subsidiaries were canceled upon completion of the Merger at the Effective Time.  No fractional CEQP Common Units or fractional CEQP Preferred Units will be issued in connection with the Merger, and holders of Midstream Common Units and Midstream Preferred Units will, instead, receive cash in lieu of fractional units, if any.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 to CEQP’s Form 8-K filed May 6, 2015, and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Midstream Amended and Restated Credit Agreement” in Item 1.01 above is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information included under Item 1.01, Item 2.01and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amendment to Fifth Amended and Restated Agreement of Limited Partnership of CEQP

Contemporaneously with the closing of the Merger, CEQP GP on the Closing Date entered into the First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of CEQP (the “First Amendment”) to provide for (i) the creation of the CEQP Preferred Units and to fix the preferences and the relative participating, optional and other special rights, powers and duties pertaining to the CEQP Preferred Units, including, without limitation, the conversion of the CEQP Preferred Units into CEQP Common Units in accordance with the terms described therein, (ii) the issuance of the CEQP Preferred Units pursuant to the terms of the Merger Agreement in exchange for Midstream Preferred Units, and (iii) such other matters as are provided therein.

The description of the First Amendment in this Item 5.03 is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On the Closing Date, Midstream and CEQP issued a joint press release with CEQP announcing the approval by Midstream unitholders of the Merger Agreement and the Merger and the subsequent completion of the Merger.

A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless CEQP specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01  Other Events.

In connection with the Merger, on August 28, 2015, CEQP irrevocably notified the trustee of its 7.0% Senior Notes due 2018 (the “2018 Notes”) of CEQP’s election to redeem all outstanding 2018 Notes on October 1, 2015.  CEQP was required under the Merger Agreement to redeem, or to give irrevocable notice of its election to redeem, the 2018 Notes prior to the closing date of the Merger.  On the redemption date, $10,055,000 in aggregate principal amount of the 2018 Notes will be redeemed and retired.

In connection with the Merger, on September 29, 2015, CEQP irrevocably notified the trustee of its 6.875% Senior Notes due 2021 (the “2021 Notes”) of CEQP’s election to redeem all outstanding 2021 Notes on August 1, 2016.  CEQP also notified the trustee of its election to, effective as of September 29, 2015, satisfy and discharge CEQP’s obligations under the indenture pursuant to which the 2021 Notes were issued.  On the redemption date, $564,000 in aggregate principal amount of the 2021 Notes will be redeemed and retired.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed May 6, 2015).

3.1#	First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, dated as of September 30, 2015.
10.1#	Registration Rights Agreement, dated as of September 30, 2015, by and among Crestwood Equity Partners LP and the Purchasers named therein.
10.2#	Board Representation and Standstill Agreement, dated as of September 30, 2015, by and among Crestwood Equity GP LLC, Crestwood Equity Partners LP and the Purchasers named therein.
10.3#

Amended and Restated Credit Agreement, dated as of September 30, 2015, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

99.1#	Joint Press Release dated September 30, 2015.

# Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC,
its General Partner

Date: September 30, 2015	By:	/s/ Robert T. Halpin
		Name:	Robert T. Halpin
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed May 6, 2015).

3.1#	First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, dated as of September 30, 2015.
10.1#	Registration Rights Agreement, dated as of September 30, 2015, by and among Crestwood Equity Partners LP and the Purchasers named therein.
10.2#	Board Representation and Standstill Agreement, dated as of September 30, 2015, by and among Crestwood Equity GP LLC, Crestwood Equity Partners LP and the Purchasers named therein.
10.3#

Amended and Restated Credit Agreement, dated as of September 30, 2015, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

99.1#	Joint Press Release dated September 30, 2015.

# Filed herewith